Exhibit 99.1

Hubbell to Acquire DMC Power

•	Provider of connectors and tooling for utility substation and transmission markets

•	Complementary technology enhances Hubbell’s Utility Solutions portfolio

•	Attractive growth and margin profile aligned to megatrends in load growth, datacenter interconnection and aging infrastructure

•	$825 million transaction to be financed with cash and debt; anticipate adjusted EPS accretion in 2026

Shelton, CT, August 12, 2025 (GLOBE NEWSWIRE) — Hubbell Incorporated (NYSE: HUBB) today announced it has entered into a definitive agreement to acquire DMC Power, LLC, a portfolio company of Golden Gate Capital and a provider of connectors and tooling for utility substation and transmission markets, for $825 million in cash, subject to customary adjustments.

“We are excited to add another high growth, high margin business to Hubbell’s Utility Solutions portfolio,” said Gerben Bakker, Chairman, President and CEO. “As load growth, datacenter buildouts and aging infrastructure drive highly visible utility substation and transmission investment over the next several years, the acquisition of DMC Power expands Hubbell’s strong presence in these attractive markets.”

Greg Gumbs, President of Hubbell Utility Solutions, added, “DMC Power’s swage connection system offers a strong complement to our existing substation and transmission connector solutions. This acquisition will deepen and broaden Hubbell’s technology offering with our core customers, enabling fast, reliable buildout of substation infrastructure and datacenter interconnections while further accelerating our near and long-term growth profile.”

Javier Puig, a Managing Director at Golden Gate Capital, said, “We are thrilled with this outcome and the significant progress that DMC made as an electrical connectivity provider since our investment in 2023. During Golden Gate Capital’s ownership period, DMC experienced rapid organic growth, reflecting the company’s investments in expanded facilities and new machines, the development of innovative new products, and expansion into new market segments. We are proud to have supported Tony and the DMC team, and wish the company well in its next chapter with Hubbell.”

Tony Ward, Chief Executive Officer at DMC Power, said, “I want to extend my thanks to our dedicated employees and customers whose commitment has driven DMC’s success. As the pioneers behind swage technology for utilities, we are proud to have developed a world-class solution that is transforming the industry. By joining forces with Hubbell, we are confident that swage will accelerate its industry adoption and that our customers will continue to receive the high-quality service and solutions they have come to expect from DMC.”

DMC Power is a designer and manufacturer of connector technology systems for high voltage power infrastructure with over 350 employees and two manufacturing facilities in Carson, CA and Olive Branch, MS, along with multiple distribution facilities located across North America. DMC Power anticipates 2026 revenue of approximately $130 million and EBITDA of approximately $60 million.

The transaction is anticipated to close by the end of 2025, subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. Hubbell plans to finance the transaction with a combination of cash on hand and debt. The company expects the acquisition to be accretive to adjusted EPS in 2026.

Advisors

Stephens Inc. is serving as financial advisor to Hubbell, and Holland & Knight LLP is serving as legal advisor. Harris Williams and Lincoln International are serving as financial advisor to Golden Gate Capital, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor.

About Hubbell

Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2024 revenues of $5.6 billion, Hubbell solutions electrify economies and energize communities. The corporate headquarters is located in Shelton, CT.

About DMC Power

DMC Power designs and manufactures the highest quality connection systems for transmission, distribution, substation, and industrial projects. The company’s Swage system, comprised of custom designed Power Connectors and a patented 360° Radial Swage Tool, has helped utilities around the world finish their projects with just the push of a button.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity firm focused on partnering with management teams to build exceptional consumer, industrials, technology, and financial services companies. Since its founding in 2000, the firm has managed approximately $20 billion in cumulative committed capital. For more information, visit http://www.goldengatecap.com.

Contacts:

For Hubbell:

Dan Innamorato

Hubbell Incorporated

40 Waterview Drive

P.O. Box 1000

Shelton, CT 06484

(475) 882-4000

For Golden Gate Capital:

FGS Global

GoldenGate@fgsglobal.com

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements generally relate to Hubbell’s expectations and beliefs regarding its financial results, condition and outlook, projections of future performance, anticipated growth and end markets, changes in operating results, market conditions and economic conditions, expected capital resources, liquidity, financial performance, pension funding, results of operations, plans, strategies, opportunities, developments and productivity initiatives, competitive positioning, and trends in particular markets or industries. In addition, all statements regarding the consummation of the proposed transaction with DMC Power (the “proposed transaction”) and the anticipated benefits to Hubbell thereof, including the timing for the proposed transaction to close and become accretive, DMC Power’s 2026 anticipated revenue and EBITDA, industry adoption of swage, as well as other statements that are not strictly historic in nature, are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “plan”, “estimated”, “predict”, “target”, “should”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending”, “target”, “goals”, “scheduled”, “will”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or Hubbell’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the right of Hubbell or DMC Power to terminate the definitive transaction agreement governing the terms and conditions of the proposed transaction; the outcome of any legal proceedings that may be instituted against Hubbell or DMC Power; the possibility that revenue or expense synergies or the other expected benefits of the proposed transaction may not fully materialize or may take longer to realize than expected, or may be more costly to achieve than anticipated, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the proposed transaction may not be completed when expected or at all because required regulatory or other approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Hubbell or DMC Power or the expected benefits of the proposed transaction); the risk that Hubbell is unable to successfully and promptly implement its integration strategies; reputational risks and potential adverse reactions from or changes to the relationships with customers, employees or other business partners, including resulting from the announcement or the completion of the proposed transaction; diversion of management’s attention and time from ongoing business operations and other opportunities on matters relating to the proposed transaction; the impact of trade tariffs, import quotas or other trade actions, restrictions or measures taken by the United States, China, Mexico, the United Kingdom, member states of the European Union, and other countries, including the recent and ongoing potential changes in U.S. trade policies, that may be made by the current or a future presidential administration and changes in trade policies in other countries made in response to changes in the U.S. trade policies; business conditions, geopolitical conditions (including the wars in Ukraine and the Middle East, as well as trade tensions with China) and changes in general economic conditions in particular industries, markets or geographic regions, and ongoing softness in the telecommunication markets and residential market of Electrical Solutions, as well as the potential for a significant economic slowdown, macro-economic effects of the U.S. government federal deficit, continued inflation, stagflation or recession, higher interest rates, and higher energy costs; our ability to offset increases in material and non-material costs through price recovery and volume growth; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside Hubbell’s control; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans, regulatory issues, changes in tax laws and policies, including changes in current U.S. income tax rates, multijurisdictional implementation of the Organisation for Economic Co-operation and Development’s comprehensive base erosion and profit shifting plan, or changes in geographic profit mix affecting tax rates and availability of tax incentives; the impact of and ability to fully manage and integrate acquired businesses, including the prior acquisitions of Northern Star Holdings, Inc. (the Systems Control business), Alliance USAcqCo 2, Inc. (the Ventev business) and Nicor, Inc.; the impact of certain divestitures, including the benefits and costs of the sale of the residential lighting business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including in the “Business”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forward-Looking Statements” and “Quantitative and Qualitative Disclosures about Market Risk” sections in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Reports on Form 10-Q.

All forward-looking statements attributable to Hubbell or DMC Power are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and Hubbell does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If Hubbell updates one or more forward-looking statements, no inference should be drawn that Hubbell will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Disclosure

We believe non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses non-GAAP measures to compare our performance to that of prior periods for trend analyses and for budgeting, forecasting and planning purposes, among others.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures.

EBITDA and adjusted EPS are non-GAAP measures. EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EPS represents GAAP diluted EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items, including amortization and transaction and integration costs. Reconciliations of the differences between these non-GAAP measures and the corresponding GAAP measures are not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the applicable GAAP measure in the relevant future period, such as unusual gains and losses, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, certain financing costs, and other structural changes or their probable significance. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of Hubbell.